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                                                                      Exhibit 23









                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-80917, 333-05445 and 333-49160) and Form S-8 (File Nos. 333-23933, 333-65894 and 333-91337) of Authentidate Holding Corp. and subsidiaries of our report dated September 7, 2001, except for Note 19, as to which the date September 11, 2001, relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.




PricewaterhouseCoopers LLP


Albany, New York
September 25, 2001